

                                                                   EXHIBIT 99.1



FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION:

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
INVESTOR RELATIONS &
MEDIA:                          CORPORATE COMMUNICATIONS:          COO & CFO:
Amy Turner                      Amy Hedison                        John McCarthy
Fleishman-Hillard               EXACT Sciences                     EXACT Sciences
P: (617) 267-8223               P: (978) 897-2800, ext. 252        P: (978) 897-2800, ext. 275
E: turnera@fleishman.com        E: ahedison@exactsciences.com      E: jmccarthy@exactsciences.com


               EXACT SCIENCES ANNOUNCES FIRST QUARTER 2003 RESULTS


MAYNARD, MASS. - (APRIL 28, 2003) - EXACT Sciences Corporation (NASDAQ: EXAS) announced today financial results for the first quarter ending March 31, 2003.

For the quarter ending March 31, 2003, revenues totaled $0.4 million, versus revenues of $0.04 million for the quarter ending March 31, 2002. Net loss for the first quarter of 2003 totaled $7.9 million, or $0.42 per share, compared to a net loss of $7.6 million, or $0.42 per share, for the first quarter of 2002. Pro forma net loss for the first quarter of 2003, which excludes $0.3 million of non-cash stock-based compensation charges, totaled $7.6 million, or $0.40 per share, compared to pro forma net loss of $7.0 million, or $0.39 per share for the first quarter of 2002, which excludes $0.6 million of non-cash stock-based compensation charges.

Revenues for the first quarters ending March 31, 2002 and 2003 were primarily attributable to the amortization of upfront license fee payments related to the Company's two strategic partnerships with Laboratory Corporation of America(R) Holdings (LabCorp(R)), which were consummated in July 2001 and June 2002. Selling, general and administrative expenses for the quarter ending March 31, 2003, increased primarily due to increases in marketing and sales personnel and programs in preparation for the anticipated mid-year commercialization of PreGen-Plus(TM).

As of March 31, 2003, EXACT Sciences had approximately $35 million in cash, cash equivalents and marketable securities available to fund its operations.

"During the first quarter of 2003 we continued to lay the foundation for the commercial availability of PreGen-Plus, our non-invasive, DNA-based assay for the early detection of colorectal cancer," said Don Hardison, EXACT Sciences' President and CEO. "We anticipate that LabCorp will make PreGen-Plus commercially available by the middle of this year, and teams from both companies have been working very hard to ensure a successful launch. Pre-launch activities are on schedule, and I am extremely pleased with the progress to date. We believe that PreGen-Plus will not only be a tremendous step forward in colorectal cancer screening, but, in the end, will contribute to numerous lives being saved from this silent killer."

OPERATING HIGHLIGHTS

COMMERCIAL

         o Virtually all of EXACT Sciences' available resources are focused on working with LabCorp to prepare for the anticipated mid-year commercial availability of PreGen-Plus. Product launch activities currently underway include technology transfer and licensing, contracting with suppliers, physician education, demand creation, broad-based reimbursement initiatives, and sales force training. While some of these efforts will be ongoing after the launch of PreGen-Plus, others, such as the technology transfer and licensing and contracting with suppliers, must be completed prior to commercial launch.

ALLIANCES AND BUSINESS DEVELOPMENT

         o EXACT Sciences signed an exclusive long-term licensing agreement with Johns Hopkins University relating to the digital-PCR technology developed by Dr. Bert Vogelstein's laboratory at the Johns Hopkins Kimmel Cancer Center. The Company believes that the agreement provides EXACT Sciences with a platform that, in conjunction with its proprietary technologies, may lead to future generations of PreGen-Plus.

         o The Company signed a manufacturing and supply agreement with Becton Dickinson relating to certain DNA isolation technologies that are proprietary to EXACT. These technologies provide for the isolation of target DNA sequences that are present in complex, heterogeneous, biological samples.

CLINICAL

         o EXACT Sciences' multi-center study completed enrollment on March 28, 2003 with a final patient enrollment census of approximately 5,500. The Company expects that test completion by the final patients enrolled in the study should take approximately 12 weeks, which represents the Company's historical experience in the study. The Company expects that it will complete processing of the final samples by the end of the summer, and that results from the study will be available in the fourth quarter of 2003.

         o Overall, the Company has tested its PreGen(TM) technology on approximately 200 samples from patients with cancer across several different studies, excluding the multi-center study described above and the ongoing- Mayo/NCI study. Based on these studies, the average range of sensitivity for PreGen-Plus has been 65 - 70 percent for invasive colorectal cancer. In addition, to date, the results from these studies indicate a specificity of approximately 96 percent for PreGen-Plus.

         o The Company expects that clinical results on PreGen-Plus in more than 50 of these patients, and more than 100 patients with negative colonoscopy, will be published in the May issue of the journal, CLINICAL COLORECTAL CANCER.


RESEARCH AND DEVELOPMENT

         o Six abstracts relating to various aspects of EXACT Sciences' PreGen technologies were accepted at this year's Digestive Diseases Week Conference, to be held in May in Orlando. Three of the abstracts were accepted for oral presentation, and the remaining three will be poster presentations.

FIRST QUARTER 2003 CONFERENCE CALL

EXACT Sciences will host a conference call discussing the Company's first quarter 2003 operating and financial results, and 2003 outlook, at 8:30 a.m. EDT on Tuesday, April 29, 2003. A live Webcast of the conference call, as well as an archived version following the completion of the call, will be available at www.exactsciences.com by clicking on the Investor Relations link. The conference call and Webcast are open to all interested parties.

Information for the call is as follows:

         Domestic callers:       877-809-1575

         International callers:  706-679-5918

         PIN#: 9672707

A replay of the conference call will be available two hours following the completion of the conference call, for 48 hours. Information for the replay is as follows:

         Domestic callers:       800-642-1687

         International callers:  706-645-9291

         PIN #: 9672707


About EXACT Sciences Corporation

EXACT Sciences Corporation is an applied genomics company that has developed proprietary technologies that may be used for the early detection of several common cancers. EXACT Sciences has selected colorectal cancer as the first application of its technologies. Colorectal cancer is the most deadly cancer among non-smokers, and is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Maynard, Mass. Detailed information on EXACT Sciences can be found on the World Wide Web at www.exactsciences.com

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, EXACT Sciences' expectations concerning its future revenues and expenses, its business outlook and business momentum, its clinical trials, the commercial launch of its technologies, and the effectiveness and market acceptance of its technologies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences' control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the inability of EXACT Sciences to automate and develop processes that make its assays commercially attractive; that the completion of clinical studies may not prove the superiority of EXACT Sciences' technologies; the inability to recruit a sufficient number of patients for clinical studies/trials; the inability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences' products and services; the failure to convince medical practitioners to order tests using EXACT Sciences' technologies; the lack of market acceptance of PreGen-26, PreGen-Plus, and other PreGen technologies to screen for colorectal cancer; the inability of EXACT Sciences to control its commercial partners' operations, performance or sales performance, including sales of products utilizing EXACT Sciences' technologies; the inability of EXACT Sciences' commercial partners to create a market for and sell products using EXACT Sciences' technologies; the failure of EXACT Sciences' strategic and collaborative partners to satisfy their obligations under agreements with the Company; the loss of support of key scientific collaborators; the failure to comply with federal and state statutes and regulations relating to EXACT Sciences' products and services, including FDA requirements, and relating to the operation of EXACT Sciences' laboratory, including the Clinical Laboratory Improvement Amendments; competition; the ability of EXACT Sciences or its strategic or collaborative partners to obtain in a timely manner any third-party licenses or manufacture and supply agreements that may be necessary to commercialize its technologies; a decrease in available raw materials; and the inability to protect EXACT Sciences' intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences' public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent Forms 10-Q.

                           EXACT SCIENCES CORPORATION

                         SELECTED FINANCIAL INFORMATION

                          STATEMENT OF OPERATIONS DATA

IN THOUSANDS, EXCEPT PER SHARE DATA

                                                                 THREE MONTHS ENDED
                                                                       MARCH 31,
                                                         --------------------------------
                                                                    2003            2002
                                                         --------------------------------
REVENUES:                                                     $      408       $      39

EXPENSES:
  Cost of revenues                                                     3               -
  Research and development                                         5,013           5,043
  Selling, general and administrative                              3,114           2,289
  Stock-based compensation (1)                                       328             568
                                                         --------------------------------
TOTAL EXPENSES                                                     8,458           7,900

LOSS FROM OPERATIONS                                              (8,050)         (7,861)

INTEREST INCOME                                                      167             275
                                                         --------------------------------

NET LOSS                                                      $   (7,883)      $  (7,586)
                                                         ================================

PRO FORMA NET LOSS (2)                                        $   (7,555)      $  (7,018)
                                                         ================================

NET LOSS PER SHARE:
  Basic and diluted                                           $    (0.42)      $   (0.42)
                                                         ================================
  Pro forma basic and diluted (2)                             $    (0.40)      $   (0.39)
                                                         ================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic and diluted                                               18,808          18,165
                                                         ================================
  Pro forma basic and diluted                                     18,808          18,165
                                                         ================================

PRO FORMA RECONCILIATION:
Net loss                                                      $   (7,883)      $  (7,586)
Stock-based compensation (1)                                         328             568
                                                         --------------------------------
    Pro forma net loss                                        $   (7,555)      $  (7,018)
                                                         ================================
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(1)      REPRESENTS A NON-CASH EXPENSE.

(2)      EXCLUDES NON-CASH STOCK-BASED COMPENSATION.



                                      EXACT SCIENCES CORPORATION

                                     CONDENSED BALANCE SHEET DATA

                                            (IN THOUSANDS)

                                                                            MARCH 31,      DECEMBER 31,
                                                                                 2003              2002
                                                                    ------------------------------------
ASSETS
Cash and cash equivalents                                                  $   11,783        $   17,439
Short-term investments                                                         23,302            26,407
Prepaid expenses                                                                1,805             1,110
Property and equipment, net                                                     2,230             2,256
Patent costs, net and other assets                                              2,870             2,874
                                                                    ------------------------------------
TOTAL ASSETS                                                               $   41,990        $   50,086
                                                                    ====================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities                                                       4,908             5,244
Deferred licensing fees, less current portion                                   6,088             6,493
Total stockholders' equity                                                     30,994            38,349
                                                                    ------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $   41,990        $   50,086
                                                                    ====================================
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